EXHIBIT 32.1

Certification of Principal Executive Officer Pursuant to

18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 906 of The Sarbanes-Oxley Act Of 2002

In connection with the Quarterly Report of Portsmouth Square, Inc. (the “Company”) on Form 10-Q for the quarter ended March 31, 2022, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John V. Winfield, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

●	The Report fully complies with the requirements of Section 13(a) or 5(d) of the Securities Exchange Act of 1934; and

●	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ John V. Winfield
John V. Winfield
Chief Executive Officer
(Principal Executive Officer)

Date: April 29, 2022

A signed original of this written statement required by Section 906 has been provided to Portsmouth Square, Inc. and will be retained by Portsmouth Square, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.